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                                                                 Exhibit 3.12


                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                              PHOENIX TECHNOLOGIES LTD.

                       (Originally incorporated under the name
                        Phoenix Technologies (Delaware) Ltd.)

                           Pursuant to Section 245 of the
                   General Corporation Law of the State of Delaware
                   ------------------------------------------------

    The undersigned, Stuart Nichols, Vice President, General Counsel and Secretary of Phoenix Technologies Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify as follows:

    (1) The Certificate of Incorporation of this Corporation, originally filed in the Office of the Secretary of State of Delaware on October 31, 1986, and recorded in the office of the Recorder of New Castle County, State of Delaware, on November 3, 1986, is hereby restated in its entirety to read as follows:

    FIRST.  The name of the Corporation is Phoenix Technologies Ltd.

    SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD. The nature of the business or purposes to be conducted or promoted is as follows:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH.

         (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 40,500,000, of which 40,000,000 shall be shares of common stock, each of which shall have a par value of $.001 (the "Common Stock"), and 500,000 shall be shares of preferred stock, each of which shall have a par value of $.10 (the "Preferred Stock").

         (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to determine or alter the rights, preferences, powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the

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designation thereof; and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         (c)  Series A Junior Participating Preferred Stock:

         Section 1. DESIGNATION AND AMOUNT. There shall be designated a "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2.  DIVIDENDS AND DISTRIBUTIONS.

              (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of the Corporation, and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


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              (B)  The Corporation shall declare a dividend of distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

    Section 3. VOTING RIGHTS. The holders of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or in the Corporation's bylaws, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.


                                       -3-
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         (C)(i)  If any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

              (ii) During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Director so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to holder such office terminates pursuant to the provisions of this Section 3(C).

              (iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

              (iv) If, during an interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall cause a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

              (v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition, thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

         (D) Except as set forth herein, or as otherwise provided in law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.


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    Section 4.  CERTAIN RESTRICTIONS.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

              (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

              (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

              (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.


                                       -5-
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    Section 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

         (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock, shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

         (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7. CONSOLIDATION, MERGER, ETC. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into any amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying


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such amount by a fraction, the numerator of which is the number of shares of
Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 8. NO REDEMPTION. The shares of Series A Preferred Stock shall not be redeemable.

    Section 9. RANK. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

    Section 10. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, voting together as a single class.

    Section 11. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

    FIFTH.  The Corporation is to have perpetual existence.

    SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware.

         A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation (except so far as the bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and any other provision of law, this Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, Sections 3, 10 and 11 of Article I of the bylaws shall not be altered, amended or repealed after the consummation of the first public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, without the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all stockholders would be entitled to cast at any annual election of directors or class of directors except to renumber the Section designations thereof. Notwithstanding any other provision of law, this Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to alter, amend or repeal this paragraph of this Article.


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         B.  Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

         C. The books of the Corporation may be kept at such place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

    SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    EIGHTH. No holder of shares of the Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.

    NINTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the filing hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

    TENTH.

    A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she, or a person of whom he

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or she is the legal representative, is or was a director or officer of the
Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (B) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the General Corporation Law of Delaware so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

    B. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    C. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expense incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    D. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

    ELEVENTH. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be a furtherance and not in limitation or exclusion of the powers conferred by the statutes of the State of Delaware.

    A. NUMBER OF DIRECTORS. Subject to the rights of the holders of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than three nor more than 13. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors.

    B. CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class 1, Class 2 and Class 3. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class 1 and, if such fraction is two-thirds, one of the extra directors shall be a member of Class 1 and one of the extra directors shall be a member of Class 2, unless otherwise provided for from time to time by resolution adopted by a majority of the entire Board of Directors.

    C. TERMS OF OFFICE. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class 1 shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year 1990; each initial director in Class 2 shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year 1988; and each initial director in Class 3 shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year 1989.

    D. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

    E. QUORUM; ACTION OF MEETING. A majority of the directors at any time in office shall constitute a quorum for the transaction of business and, if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the bylaws of the Corporation or by this Restated Certificate of Incorporation.

    F. REMOVAL. Subject to the rights of the holders of any Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class.

    G. TENURE. Notwithstanding any provisions to the contrary contained herein, each director shall serve until a successor is elected and qualified or until his death, resignation or removal.

    H. VACANCIES. Subject to the rights of the holders of any Preferred Stock then outstanding, any vacancies in the Board of Directors occurring for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors acting by the affirmative vote of at least a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

    I. STOCKHOLDER NOMINATIONS AND INTRODUCTION OF BUSINESS, ETC. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the bylaws of the Corporation and the appointment of judges of election shall be made in the manner provided in the bylaws of the Corporation.

    J. AMENDMENTS TO ARTICLE. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article;

provided, however, that this requirement shall not apply to any amendment, alteration, change or repeal recommended to the shareholders by a majority of the directors then in office.

    TWELFTH. Notwithstanding any provisions of the bylaws of the Corporation, after the consummation of the first public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provision of law, this Restated Certificate of Incorporation or the bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds (2/3) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article.

    THIRTEENTH.

    A. Except as provided in paragraph B of this Article, after the consummation of the first public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, a Business Combination in which an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder has a direct or indirect interest shall require authorization by the affirmative vote of the holders of at least two-thirds (2/3) of the Voting Shares.

    B. The provisions of paragraph A of this Article shall not be applicable to any Business Combination

         (i)    which is approved by a majority of the Continuing Directors,

         (ii) which is solely between the Corporation and a wholly-owned subsidiary of the Corporation, or

         (iii) in which no Interested Stockholder or Affiliate or Associate of an Interested Stockholder has any interest except proportionately as a stockholder of the Corporation.

    C.  For purposes of this Article:

         (i)  "Business Combination" shall mean any:

              (a) merger or consolidation involving the Corporation or a Subsidiary,

              (b) sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or any Substantial Part of the property and assets of the Corporation or a Subsidiary,

              (c) liquidation (complete or partial) or dissolution of the Corporation or a Subsidiary,

              (d) reclassification of or recapitalization involving securities of the Corporation or a Subsidiary, or any other transaction to which the Corporation or a Subsidiary is a party (including, without limitation, the issuance or other disposition of any securities of the Corporation or a Subsidiary), that would have the effect of increasing the voting power or equity interest of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder,

              (e) sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or a Substantial Part of the property and assets of any other corporation or other entity to the Corporation or any Subsidiary,

              (f) acquisition of securities by the Corporation or a Subsidiary, or

              (g) agreement, contract or other arrangement providing for any of the transactions described in clauses (a) - (f) above.

         (ii) "Person" shall mean any individual, corporation, partnership, trust, or other entity. When two or more persons act as a syndicate or other group for the purpose of acquiring, holding, or disposing of Voting Shares, such syndicate or other group shall be deemed a person for purposes of this subparagraph.

         (iii) "Interested Stockholder" shall mean, in respect of any Business Combination, any person (other than the Corporation or a Subsidiary, or any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any fiduciary of any such plan when acting in such capacity) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such Business Combination, or at the time a resolution approving such Business Combination is approved by the Continuing Directors, or at the time the definitive agreement (including any amendment thereof) providing for such transaction is entered into:

              (a)  is the beneficial owner of more than 15% of the Voting
              Shares,

              (b) at any time within the two-year period immediately prior to such time was the beneficial owner of more than 15% of the then outstanding Voting Shares, or

              (c) is at any time an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares which were at any time within two years prior to such time beneficially owned by any Interested Stockholder (provided such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended).

         (iv) A person shall be the "beneficial owner" of any Voting Shares:

              (a) with respect to which such person or any Affiliate or Associate of such person has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, voting or investment power,

              (b) which such person or an Affiliate or Associate of such person has a right to acquire (whether such right is exercisable immediately or only after the passage of time) beneficial ownership of, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or

              (c) which such person or any Affiliate or Associate of such person would be deemed to beneficially own pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on June 15, 1987.

         (v) The outstanding Voting Shares shall include shares deemed owned through application of subparagraph (iv) above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion or exchange rights, warrants or options, or otherwise.

         (vi) "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 under the Securities Exchange Act of 1933, as in effect on June 15, 1987.

         (vii) "Subsidiary" shall mean a corporation of which a majority of any class of equity or voting security is owned, directly or indirectly, by the Corporation.

         (viii) "Continuing Director" shall mean (i) any director who was a duly elected and acting member of the Board of Directors on May 2, 1988 or prior to the time that the Interested Stockholder involved in a Business Combination first became an Interested Stockholder, other than the Interested Stockholder or an Affiliate or Associate of such Interested Stockholder, or (ii) any person who subsequently becomes a member of the Board of Directors who is not an Interested Stockholder, or an Affiliate or Associate of an Interested Stockholder, if such person's nomination for election or reelection is recommended or approved by a majority of the Continuing Directors.

         (ix) "Substantial Part" shall mean property having a fair market value equal to more than 10% of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

         (x) "Voting Shares" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

    D. A majority of the Continuing Directors shall have the power to determine, on the basis of information known to them, all matters with respect to which a determination is required under this Article.

    E. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    F. Notwithstanding any other provision of this Restated Certificate of Incorporation, if there is any Interested Stockholder there shall be required to amend, alter, change or repeal, directly or indirectly, any provision of this Section after the consummation of the first public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, the affirmative vote of the holders of at least two-thirds (2/3) of the Voting Shares; provided, however, that this requirement shall not apply to any amendment, alteration, change or repeal recommended to the stockholders by a majority of the Continuing Directors.

    FOURTEENTH. The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation and all rights conferred upon a stockholder herein are granted subject to this reservation.

    (2) The foregoing Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with
Section 245 of the General Corporation Law of the State of Delaware.

    (3) The foregoing Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of this Corporation's Certificate of Incorporation as heretofore amended, supplemented or restated, and there is no discrepancy between the provisions of this Corporation's Certificate of Incorporation as heretofore amended, supplemented or restated and the provisions of the foregoing Restated Certificate of Incorporation.

    Executed and attested to on December 12, 1997.



                              /s/ STUART NICHOLS
                             -------------------------------------------
                             Stuart Nichols
                             Vice President, General Counsel

Attest:


/s/ STUART NICHOLS
---------------------
Stuart Nichols
Secretary